DESIGNATION OF ADDITIONAL ATTORNEYS-IN-FACT
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     Reference  is made to the Power of  Attorney,  dated  February 2, 2004 (the
"POA"), pursuant to which Alan M. Cohen (the "Reporting Person") appointed the undersigned, as well as Saskia Brookfield Martin and Ted Chang (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates (the "Firm") designated in writing by one of the attorneys-in-fact), one of the Reporting Person's lawful attorneys with power to act without the other, and with full power of substitution and resubstitution, to, among other things, execute and file for the Reporting Person and in the Reporting Person's name any Statement of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes in Beneficial Ownership on Form 5, or any similar or successor form, which may be required to be filed by the Reporting Person with the U.S. Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

     Pursuant to the authority set forth in the POA, the undersigned hereby designates Kenneth L. Josselyn, Beverly L. O'Toole and Benjamin J. Rader, each employees of the Firm, as additional attorneys-in-fact under the POA, with the same authority to act as was provided to the undersigned and the other attorneys-in-fact in the POA.

     This Designation of Additional Attorneys-in-Fact (this "Designation") shall not affect the continued power of the undersigned, Sakia Brookfield Martin and Ted Chang to act under the POA to the full extent permitted thereby. Neither the POA nor this Designation shall be affected by the subsequent disability or incompetence of the Reporting Person. This Designation shall remain in full force and effect until either it or the POA is revoked in writing by the Reporting Person or The Goldman Sachs Group, Inc. or until such time as all persons to whom power of attorney has been granted pursuant to this Designation cease to be employees of the Firm.

     IN WITNESS thereof the undersigned hereunto signed his name this 22nd day of September 2005.



                                                 /s/ Roger S. Begelman
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                                                     Roger S. Begelman